# SQN Asset Income Fund V, L.P.

Portfolio Overview

*First Quarter 2019*



# Table of Contents

# Company Overview

**Company:**

**SQN Asset Income Fund V, L.P.**
Formed in Delaware on January 14, 2016

**SEC Registered Investment Manager:**

**Arboretum Investment Advisors, LLC**
Formed in Delaware on March 3, 2016

# Company Overview

**Our Business:**

Our principal investment strategy is to invest in business-essential, revenue-producing (or cost-saving) equipment and other physical assets with high in-place value and long, relative to the investment term, economic life and project financings. We expect to achieve our investment strategy by making investments in equipment already subject to lease or originating equipment leases in such equipment, which will include: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, we may also purchase equipment and sell it directly to our leasing customers.

The life cycle of our fund is divided into three distinct stages: (i) the Offering Period, (ii) the Operating Period and (iii) the Liquidation Period. Our Offering Period commenced on August 11, 2016 and concluded on March 31, 2019.

We were approved for sale under Blue Sky regulations in 49 states and the District of Columbia.

During the Offering Period, the majority of our cash inflows were derived from financing activities and the direct result of capital contributions from Limited Partners.



# Portfolio

As of March 31, 2019, our portfolio consisted of:

NACOGDOCHES MEMORIAL HEALTH

**Borrower:** Nacogdoches Memorial Hospital

**Investment Amount:** $493,906

**Term:** 36 months

**Asset Collateral:** First priority lien on Phillips Diamond Select FD20 X-ray machine

**Deal Overview:**

Investment in an X-Ray machine which is utilized to diagnose and treat cardiovascular disease. The equipment will be operated in the Hospital's Cardiac Catheterization Lab, a designated room where physicians perform minimally invasive tests and procedures. Nacogdoches Memorial Hospital (The "Hospital") provides inpatient, outpatient and emergency care services to patients in Nacogdoches County (the County) and surrounding areas. As the population continues to age and more patients have access to health insurance, the Hospital anticipates the X-ray machine will support an increase in patient volume. The Hospital was founded in 1928 and is led by a veteran management team possessing decades of industry experience.

EVOLUTION COMPLETIONS

**Borrower:** Evolution Completions, Inc. & Evolution Management, Inc.

**Investment Amount:** $1,700,000

**Term:** 36 months

**Asset Collateral:** All asset lien including oilfield services equipment, A/R & Inventory, personal guaranty of owner

**Deal Overview:**

Purchase of assets and master service agreements of a dissolving firm (non-market related closure) that offers services in a market where Evolution Completions and Evolution Management, together the Borrowers, have no presence. The Borrowers provide oilfield tools and services in two major U.S. oil basins (Bakken & Nibora) and will be expanding to another (Andarko). The new equipment will allow the Borrowers to offer new complementary services in both current and new markets, paving the way for increases in market share and growth potential. The transaction is collateralized by a first position lien on all the Borrowers' assets, including equipment (current and acquired), accounts receivables (from strong credits within the Oil & Gas sector), and all inventory. The transaction is estimated to have a strong loan-to-value ratio of 50%, calculated by conservatively discounting the equipment to liquidation value, accounts receivable to 75% of eligible receivables and inventory to 25% of book value.

**Borrower:** Hydroprime Equipment LLC **Investment Amount:** $500,000

**Term:** 36 months **Asset Collateral:** Water Pumps

**Deal Overview:**

Investment in Generac water pumps, which are business essential, revenue generating assets for the Company. Hydroprime is currently renting water pumps to meet strong customer demand driven by strong regional economic conditions. Equipment acquired under the proposed lease shall replace the equipment that it is currently renting. Founded in 2016, Hydroprime provides equipment sales, service, rentals, and custom fabrication for a wide range of industries in Texas and the Gulf of Mexico states, with their largest customers in the oil and gas industry. Rentals are Hydroprime's primary source of revenue and water pumps have the largest equipment demand at the moment. Other rental equipment includes light towers, filter pods, generators, trailers, fuel tanks and utility carts. The acquired equipment will be immediately sent to job sites and replace equipment that it is currently renting. The Company will be able to improve operating margins as it will be less expensive to acquire the equipment under the proposed terms than it is to rent.

**Borrower:** Imfesa Air Services SRL **Investment Amount:** $600,000

**Term:** 36 months **Asset Collateral:** Eurocopter EC120B & Airbus EC130-B4

**Deal Overview:**

Investment in Imfesa's acquisition of a 7th helicopter, a Eurocopter EC120B, to be deployed under a new contract with one of the leading cruise lines, generating immediate revenue for Imfesa. Imfesa is an aviation management company that leases, maintains, and sells aircraft to individuals and corporations. The Company currently operates 7 helicopters serving areas in the Dominican Republic, Puerto Rico, Haiti, and Southern Caribbean. The transaction's collateral consists of the acquired 7th helicopter along with a second helicopter owned by Imfesa, a 2006 Airbus Helicopter EC130-B4. An independent appraisal reported a Fair Market Value of $1.96MM for the two helicopters combined. The appraised values represent a LTV ratio of 0.31x resulting in a significantly over-collateralized transaction.

**Borrower:** Manus Bio, LLC **Investment Amount:** $1,500,000 (part of investor syndicate)

**Term:** 36 months **Asset Collateral:** All assets, including Manufacturing Plant & Equipment, A/R and Inventory

**Deal Overview:**

Investment in a business essential manufacturing plant and its equipment located in Augusta, Georgia. The plant was originally built by Monsanto at a cost of over $100mm, is highly specialized and geared towards the processes Manus will be performing. Some of the equipment was the biggest ever designed in the United States (fermentation tanks). Manus Bio utilizes patented microbe procedures and technology to produce fragrances, food ingredients, cosmetics, pharmaceuticals, and related products. The technology creates ingredients that are more economically and environmentally sustainable compared to current alternatives. Manus Bio's patent portfolio has protection through 2030. The Fund has a first lien position in the purchased plant, the land, and Manus Bio's IP portfolio.

**Borrower:** MBI Energy Services, Inc. **Investment Amount:** $1,728,760

**Term:** 36 months **Asset Collateral:** Water Pumps and Generators

**Deal Overview:**

Investment in Apex pumps and generators, which are used to move water from local sources to job sites. Typically jobs will last around 30 days, but can go longer depending on the site. The pumps typically have a useful life of approximately 7 to 10 years, but this figure depends on the overall usage. This equipment is essential to operations for MBI and was being rented prior to the Fund's financing. Founded in 1979, MBI is a leading provider of water management logistics and well-intervention services, as well as the largest fluid-hauling service company in the Williston Basin. Their logistics services include water trucking, oil hauling, waste management, winch, flatbed, and rentals. In April 2018 MBI was purchased by Cerberus Capital Management, a global leader in alternative investing which specializes in providing both financial resources and operating expertise to help companies grow and become even more successful. This acquisition shows Cerberus continues to see value in MBI's business model and has made a commitment to MBI's future growth.

**Borrower:** OmniGuide Holdings, Inc. **Investment Amount:** $673,710

**Term:** 42 months **Asset Collateral:** Surgical Tools Manufacturing Equipment

**Deal Overview:**

Investment in two pieces of equipment, a Draw Tower and a Thermal Evaporation System, that are directly responsible for the production of OmniGuide's core product, a specialized instrument used in electro-surgeries called "fibers", which were responsible for 75% of OmniGuide's revenue in 2017. With OmniGuide's fiber solution comprising so much of company revenue these assets are deemed business critical. In addition, both assets have a longer useful life than the Fund's financing. OmniGuide provides surgical tools relating to minimally invasive surgeries, robotic surgeries, and specific tissues operations such as cutting, coagulating, and sealing tissue. In an environment of growing healthcare needs OmniGuide offers cutting edge solutions allowing medical treatments to reach new heights.

**Borrower:** Medversant Technologies, LLC **Investment Amount:** $1,175,720

**Term:** 36 months **Asset Collateral:** Information Technology Equipment

**Deal Overview:**

Investment in new servers, switches, and support components replacing previous five year old equipment. The equipment is required to support Medversant's strong growth as the servers are critical to the management of client's documents and data. Medversant Technology LLC is a healthcare information technology company that provides information management solutions for healthcare administration, serving health plans, hospitals, government agencies, and other healthcare organizations. Medversant's solutions cut costs and improve data quality while increasing provider collaboration, promoting decreased liability exposure and improving patient care. The services are provided through a Web-based platform, which creates greater transparency and seamless service delivery. Due to the business essential nature of the equipment, the Fund's risk is mitigated in the event that the Company encounters cash flow problems as Medversant, in order to remain operational, will have to pay the Fund over non-core and/or non-revenue generating assets.

**Borrower:** Acoustiguide, Inc. **Investment Amount:** $1,175,720

**Term:** 36 months **Asset Collateral:** Multimedia Equipment, contract pledge

**Deal Overview:**

Investment in multimedia equipment (Opus+ units and other related equipment) utilized to fulfill a five year contract with the Statue of Liberty Ellis Island Foundation (SOLEIF). The equipment is business-essential and is utilized by the visitors to the landmark sites on a daily basis. There are currently over 50,000 Opus+ devices being utilized today throughout the world. Acoustiguide has over 25 years of experience providing multimedia content and applications for visitors to notable museums and venues that garner a large number of visitors and sightseers, including the 9-11 Memorial, The Art Institute of Chicago, The Metropolitan Art Museum, The Guggenheim and the Asian Art Museum of San Francisco, to name a few. In addition, the Company has recently won contracts to service the Statue of Liberty and Ellis Island Foundation ("SOLEIF") and Alcatraz. The facility is supported by the guaranty of Acoustiguide's parent, Espro Information Technologies and a pledge of the SOLEIF contract.

**Borrower:** Opus Virtual Offices, LLC **Investment Amount:** $245,000

**Term:** 24 months **Asset Collateral:** Information Technology, Furniture Fixtures & Equipment

**Deal Overview:**

Investment in business essential hardware and software that allows Opus to expand product offerings and continue to scale the business as they onboard new customers. Additional collateral includes second lien on all assets of the company consisting of IT, Furniture, Fixtures & Equipment, and Telecommunications equipment. The new equipment and software will allow Opus to handle a customer increase of 300%. In addition, the expanded product offering will create new areas of revenue as Opus can offer more features to their clients. Opus Virtual Offices provides virtual receptionist and physical address services for small businesses in almost all major cities throughout the US. Opus allows its clients to operate their business while maintaining a professional presence. The call answering service is offered at a competitive price while also offering

**Borrower:** Waples Precision Services, LLC **Investment Amount:** $2,076,000

**Term:** 42 months **Asset Collateral:** Fabrication and Robotics Equipment

**Deal Overview:**

Investment in metal fabrication equipment, lathe, robotics and precision inspection equipment. The new equipment is an upgrade from existing machinery, which has been in place for approximately ten years. New equipment significantly improves operating efficiencies and profitability margins. SQN Fund V has a first priority lien on financed equipment. The collateral has a long useful life in excess of 15 years, and an active secondary market. Waples provides custom metal fabrication for commercial and machining markets in the North Central Texas region primarily for the energy mining, and aerospace industries. The company provides machining, laser cutting, welding, shearing, breaking, and assembly services along with other services requested by clients. Waples was formed by combining a number of diverse, successful manufacturers. This has resulted in a full service facility with a wide variety of manufacturing capabilities. The company experienced an internal turnaround in late 2018 resulting in the Fund amending and restructuring the lease.

**Borrower:** Shale Energy Support, LLC **Investment Amount:** $940,000

**Term:** 60 months **Asset Collateral:** Nordco Rail Car Movers

**Deal Overview:**

Investment in two Nordco rail car movers that are business essential. The two movers are an upgrade from the Company's existing single smaller mover and will allow it move heavier loads (more rail cars per load), thus creating operating efficiencies and improving profitability. The need for the movers is driven directly by signing of new long term contracts. The equipment has an economic life of 10-15 years, providing the Fund with significant and improving collateralization as lease payments are received. The equipment has a strong secondary market and can be utilized by any rail operating business. Founded in 2015, Shale Energy Support LLC operates a wet mine and associated drying facilities in Mississippi as well as a railyard.

**Borrower:** Dae Sung, LLC **Investment Amount:** $499,690

**Term:** 36 months **Asset Collateral:** Agricultural Equipment, personal guaranty of CEO

**Deal Overview:**

Investment in business essential agricultural equipment to expand an agricultural initiative located in California. In addition to the equipment collateral, the facility is supported by an unlimited personal guarantee from the CEO. Borrower is a diversified business generating consistent EBITDA positive cash flow from operations and the company does not have any other existing long term debt. Dae Sung provides a variety of contracting services to federal & commercial clients, including facility support & maintenance, bulk fuel storage, aircraft refueling, flight simulator training & maintenance, construction management, mail distribution and administration support. Clients of Dae Sung include the U.S. Air Force, U.S. Army, U.S. Navy, Inland Revenue Service, General Service Administration and the Defense Logistics Agency. Dae Sung is a member of the Mandaree Enterprises LLC family of companies, wholly owned by the Three Affiliated Tribes located on the Fort Berthold Indian Reservation in North Dakota.

**Borrower:** Western Distribution Services, LLC **Investment Amount:** $1,184,850

**Term:** 36 months **Asset Collateral:** Warehouse Racking System

**Deal Overview:**

Investment in business essential warehouse racking that is fundamental to the operation of the Company's new state of the art cold storage facility. The management team has a strong history of successfully operating cold storage facilities in the Seattle-Tacoma metropolitan region of NW Washington. This facility provides both short and long term storage for dry, chilled and frozen goods. It specializes in the storage of goods to be exported out of the United States by air & sea, with a focus on perishable goods such as Alaskan salmon and cherries that are flown to consumer markets in Asia. The equipment has an expected useful life well in excess of the 36 month term. The transaction was structured with front loaded amortization, resulting in approximately 60% of the principal repaid in the first year.

**Borrower:** Shri Shri Corp, a Subway Franchisee **Investment Amount:** $150,000

**Term:** 48 months **Asset Collateral:** All Asset Lien, including Furniture Fixtures & Equipment, personal & corporate guarantees

**Deal Overview:**

Investment in business essential equipment, fittings and furnishings for a Subway franchise located in Port Washington, New York. With over 26,000 locations, Subway is the largest restaurant chain in the United States and is known for their range of affordable sandwiches. Located within Soundview Marketplace, this established mall location is anchored by well-known tenants including Rite Aid and a new Target. The borrower of the Company has successfully managed multiple Subway locations on Long Island, NY for a decade. Collateral for the loan comprises a blanket asset lien on the Port Washington restaurant along with a corporate guarantee and unlimited personal guarantees by the owners of the Subway franchises.

**Borrower:** Avenues World Holdings, LLC **Investment Amount:** $578,020

**Term:** 36 months **Asset Collateral:** Information Technology Equipment

**Deal Overview:**

Investment in business-essential classroom IT equipment for an elite private preparatory school located in New York, NY. All classes are taught utilizing MacBook Air computers and iPads, which are designed to replace textbooks with digital books – amalgamating education and technology on an individual basis according to the student's level and needs. The investment is in equipment that is critical to the implementation and success of this teaching concept. The school's IT department is Apple-certified in the repair and service of this equipment, with any replacement costs to be borne by the parents of the students in order to ensure the equipment's maintenance through the term of the financing. The investment will be returned in full during the term, while the transaction will provide additional residual upside to the Fund through Avenues' purchase of the equipment at the end of the term or a secondary market sale in the event the equipment is returned.

**Borrower:** Hudson Arts & Science Charter School Inc., an iLearn School **Investment Amount:** $357,020

**Term:** 36 months **Asset Collateral:** School Furniture Fixtures and Equipment

**Deal Overview:**

Investment in business essential classroom and school equipment to a charter school in New Jersey that is part of the iLearn Schools Network, a non-profit entity that is comprised of multiple separate charter school districts, focusing on the Science, Technology, Engineering, Arts and Math Program (STEAM). The current management team has been successfully operating charter schools in New Jersey since 2007. All schools operated by iLearn are publicly funded and tuition free. The equipment collateral has a strong in-place value for the school and a useful life in excess of the financing term. This particular school has been granted a four-year contract to operate through June 30, 2020, exceeding the life of the Fund's transaction.

**Borrower:** ADF Restaurant Group, LLC, a Pizza Hut Franchisee

**Investment Amount:** $318,880

**Term:** 36 months

**Asset Collateral:** Pizza Ovens

**Deal Overview:**

Investment in business essential equipment for one of the nation's largest retail food franchise operations that currently owns and operates 205 Pizza Hut and Kentucky Fried Chicken restaurants in the Northeast and Mid-Atlantic regions of the United States. The investment consists of 17 double gas 40" pizza ovens with good in-place value and a useful life far in excess of the 36 month term. The company has a strong track record and the operational backing of its franchisor. In the event of a liquidation, the Fund has a first priority security interest in the 17 ovens collateralizing this transaction.

# Portfolio Updates

| | | | |
|---|---|---|---|
| **Borrower:** | ADF Restaurant Group, LLC, a Pizza Hut Franchisee | **Investment Amount:** | $130,560 |
| **Contract Status:** | Matured | **Cash Received:** | $140,573 |
| **Term:** | 13 months | **Asset Collateral:** | Point of Sale Machines |

**Deal Overview:**

On January 2nd 2019, the Partnership received the final payment on the company's asset backed equipment finance loans. This resulted in a cash gain of $10,013. The investment was in Point of Sale Machines essential to the restaurant franchise's operations.

| | | | |
|---|---|---|---|
| **Borrower:** | Old City Pretzel Co, LLC (d.b.a. Ardiente) | **Investment Amount:** | $88,000 |
| **Contract Status:** | Early Buyout | **Cash Received:** | $107,170 |
| **Term:** | 36 months | **Asset Collateral:** | Restaurant Equipment |

**Deal Overview:**

On May 14, 2018, the Partnership received cash proceeds of $99,162 as an early buyout to pay off the asset backed equipment finance lease. This resulted in a cash gain of $19,170. The investment was in restaurant-essential equipment including food storage pieces, cooking appliances, and electronic point-of-sale systems.

| | | | |
|---|---|---|---|
| **Borrower:** | EMM Asia Fund I L.P. | **Investment Amount:** | $2,800,000 |
| **Contract Status:** | Matured | **Cash Received:** | $2,954,000 |
| **Term:** | Bridge Loan | **Asset Collateral:** | Drilling Rig System, Safe Span, and other equipment |

**Deal Overview:**

On February 6, 2018, the Partnership received cash proceeds of $2,828,000 as payment in full of the asset backed equipment loan. This resulted in a cash gain of $154,000. The investment was in a 500HP AC Ideal Walking Rig System & ancillary equipment.

# Performance

From August 11, 2016 through March 31, 2019, the Partnership admitted 617 Limited Partners with total capital contributions of $25,371,709 resulting in the sale of 2,537,170.91 Units. The Partnership received cash contributions of $24,718,035 and applied $653,674 which would have otherwise been paid as sales commission to the purchase of 65,367.46 additional Units.

*Our revenue for the three months ended March 31, 2019 and 2018 is summarized as follows:*

| | Three Months Ended March 31, 2019 (unaudited) | Three Months Ended March 31, 2018 (unaudited) |
|---|---|---|
| **REVENUE** | | |
| Rental income | $ 58,256 | $ 27,256 |
| Finance income | 255,936 | 133,062 |
| Interest income | 119,347 | 62,333 |
| Other income | 447 | 830 |
| **Total Revenue** | **433,986** | **223,481** |

For the three months ended March 31, 2019, we earned $58,256 in rental income from five operating leases of pizza ovens equipment, and one fabrication equipment operating lease. We received monthly lease payments of approximately $1,315,202 and recognized $255,936 in finance income from various finance leases during the same period. We also recognized $119,347 in interest income from collateralized loans receivable during the same period. As we acquire finance leases and operating leases, and as we participate in additional financing projects, we believe our revenue will grow significantly during 2019.

# Performance

*Our expenses for the three months ended March 31, 2019 and 2018 are summarized as follows:*

| | Three Months Ended March 31, 2019 (unaudited) | | Three Months Ended March 31, 2018 (unaudited) | |
|---|---|---|---|---|
| **EXPENSES** | | | | |
| Management fees – Investment Manager | $ | 187,500 | $ | 187,500 |
| Depreciation | | 49,061 | | 23,883 |
| Professional fees | | 49,550 | | 76,529 |
| Administration expense | | 35,141 | | 42,884 |
| Other expenses | | 4,300 | | 9,000 |
| **Total Expenses** | | **325,552** | | **339,796** |

For the three months ended March 31, 2019, we incurred $325,552 in total expenses. We paid $187,500 in management fees to our Investment Manager during the three months ended March 31, 2019. We pay our Investment Manager a management fee during the Operating Period and the Liquidation Period equal to the greater of, (i) 2.5% per annum of the aggregate offering proceeds, payable monthly in advance or (ii) $62,500 per month. We recognized $49,061 in depreciation expense and $35,141 in administration expense. Administration expense mainly consists of expenses paid to the fund administrator. We also incurred $49,550 in professional fees, which were mostly comprised of fees related to compliance with the rules and regulations of the SEC and consulting services. As the size and complexity of our activities grow, we expect that our professional fees will increase accordingly.

***Net Income (Loss)***

As a result of the factors discussed above, we reported a net income for the three months ended March 31, 2019 of $108,434, as compared to a net loss of $116,315 for the three months ended March 31, 2018.

Our General Partner anticipates that during our early years, income taxes on distributions to you and to our other limited partners will be, to an extent, tax-deferred by operating losses and depreciation deductions available from the portion of our equipment leased to third party end users under our operating leases, but not under its full payout leases or other investments.[1]

---

[1]From Q&A section on page XIII of the SQN Asset Income Fund V, L.P. Prospectus

# Distributions

During our Operating Period, we intend to pay cash distributions on a quarterly basis to our Limited Partners at 1.5% per quarter, the equivalent rate of 6.0% per annum, of each Limited Partners' capital contribution (pro-rated to the date of admission for each Limited Partner). Since June 30, 2017, our distribution rate has been 6.5% annually, paid quarterly at 1.625%, of capital contributions. Beginning as of March 31, 2018, we increased our distribution to 7.0% annually, paid quarterly at 1.75% of capital contributions. Beginning as of June 30, 2018, we increased our distribution to 7.5%, paid quarterly at 1.875% of capital contributions. Beginning as of September 30, 2018 we increased our distribution to 8.0%, paid quarterly at 2.00% of capital contributions.

The amount and rate of cash distributions could vary and are not guaranteed. During the three months ended March 31, 2019, we made quarterly cash distributions to our Limited Partners totaling $370,290, paid taxes of $873 on the Limited Partners behalf, and accrued $414,455 for distributions due to Limited Partners which resulted in a distributions payable to Limited Partners of $414,455 at March 31, 2019.

At March 31, 2019, the Partnership declared and accrued a distribution of $4,145, for distributions due to the General Partner which resulted in distributions payable to the General Partner of $20,728 at March 31, 2019.

# Financial Statements

| Consolidated Balance Sheet | | March 31, 2019 (unaudited) | | December 31,2018 |
|---|---|---|---|---|
| **ASSETS** | | | | |
| Cash and cash equivalents | $ | 7,396,559 | $ | 3,192,541 |
| Investments in finance leases, net | | 5,559,118 | | 8,058,033 |
| Investments in equipment subject to operating leases, net | | 2,088,849 | | 127,498 |
| Collateralized loans receivable, including accrued interest of $16,747 and $657 | | 3,336,303 | | 3,318,420 |
| Other assets | | 1,639,638 | | 348 |
| **Total Assets** | $ | 20,020,467 | $ | 14,696,840 |
| **LIABILITIES AND PARTNERS' EQUITY** | | | | |
| **LIABILITIES:** | | | | |
| Accounts payable and accrued liabilities | $ | 134,139 | $ | 125,419 |
| Funding liability for collateralized loans and leases | | 88,211 | | 81,872 |
| Distributions payable to Limited Partners | | 414,455 | | 370,290 |
| Distributions payable to General Partner | | 20,728 | | 16,583 |
| Security deposit payable | | 49,391 | | - |
| Deferred revenue | | 199,915 | | 251,948 |
| **Total Liabilities** | | 906,839 | | 846,112 |
| **PARTNERS' EQUITY (DEFICIT):** | | | | |
| Limited Partners | | 19,148,828 | | 13,882,867 |
| General Partner | | (35,200) | | (32,139) |
| **Total Equity** | | 19,113,628 | | 13,850,728 |
| **Total Liabilities And Partners' Equity** | $ | 20,020,467 | $ | 14,696,840 |

*The accompanying notes are an integral part of these unaudited consolidated financial statements.

# Financial Statements

| Consolidated Statement of Operations (unaudited) | | Three Months Ended March 31, 2019 | | Three Months Ended March 31, 2018 |
|---|---|---|---|---|
| **REVENUE** | | | | |
| Rental income | $ | 58,256 | $ | 27,256 |
| Finance income | | 255,936 | | 133,062 |
| Interest income | | 119,347 | | 62,333 |
| Other income | | 447 | | 830 |
| **Total Revenue** | | **433,986** | | **223,481** |
| **EXPENSES** | | | | |
| Management fees – Investment Manager | $ | 187,500 | $ | 187,500 |
| Depreciation | | 49,061 | | 23,883 |
| Professional fees | | 49,550 | | 76,529 |
| Administration expense | | 35,141 | | 42,884 |
| Other expenses | | 4,300 | | 9,000 |
| **Total Expenses** | | **325,552** | | **339,796** |
| **Net Loss** | **$** | **108,434** | **$** | **(116,315)** |
| **Net loss attributable to the Partnership** | | | | |
| Limited Partners | $ | 107,350 | $ | (115,152) |
| General Partner | | 1,084 | | (1,163) |
| **Net loss attributable to the Partnership** | **$** | **108,434** | **$** | **(116,315)** |
| Weighted average number of limited partnership interests outstanding | | 3,447,824.20 | | 1,894,079.57 |
| **Net income (loss) attributable to Limited Partners per weighted average number of limited partnership interests outstanding** | **$** | **0.03** | **$** | **(0.06)** |

*The accompanying notes are an integral part of these unaudited consolidated financial statements.

# Financial Statements

| Consolidated Statement of Changes in Partners' Equity (Deficit) (unaudited) | For the Three Months Ended March 31, 2019 | | | |
|---|---|---|---|---|
| | LIMITED PARTNERSHIP INTERESTS | TOTAL EQUITY | GENERAL PARTNER | LIMITED PARTNERS |
| **Balance, January 1, 2019** | **1,935,481.94** | **$ 13,850,728** | **$ (32,139)** | **$ 13,882,867** |
| Partners' capital contributions | 600,190.59 | 6,001,906 | - | 6,001,906 |
| Offering expenses | - | (9,630) | - | (9,630) |
| Underwriting fees | - | (418,337) | - | (418,337) |
| **Net Income** | **-** | **108,434** | **1,084** | **107,350** |
| Distributions to partners | - | (419,473) | (4,145) | (415,328) |
| **Balance, March 31, 2019** | **2,535,672.53** | **$ 19,113,628** | **$ (35,200)** | **$ 19,148,828** |

*The accompanying notes are an integral part of these unaudited consolidated financial statements.

# Financial Statements

| Consolidated Statement of Cash Flows (unaudited) | For the Three Months Ended March 31, 2019 | For the Three Months Ended March 31, 2018 |
|---|---|---|
| **CASH FLOWS FROM OPERATING ACTIVITIES:** | | |
| **Net income (loss)** | **$ 108,434** | **$ (116,315)** |
| **Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:** | | |
| Finance income | (255,936) | (133,062) |
| Accrued interest income | (119,332) | (62,318) |
| Depreciation | 49,061 | 23,883 |
| **Change In Operating Assets And Liabilities:** | | |
| Minimum rents receivable | 1,315,202 | 296,400 |
| Accrued interest income | 99,349 | 92,708 |
| Other assets | (831) | (229,085) |
| Accounts payable and accrued liabilities | 8,720 | 99,847 |
| Security deposit payable | 49,391 | - |
| Deferred revenue | (52,033) | 35,488 |
| Funding liability for collateralized loans and leases | 6,339 | - |
| **Net Cash Provided By Operating Activities** | **1,208,364** | **7,546** |
| **CASH FLOWS FROM INVESTING ACTIVITIES:** | | |
| Purchase of finance leases | (570,763) | (3,661,196) |
| Cash paid for collateralized loans receivable | (270,562) | - |
| Cash received from collateralized loans receivable | 126,321 | 3,030,019 |
| Proceeds from sale of collateralized loans receivable | 146,341 | - |
| **Net Cash Used In Investing Activities** | **(568,663)** | **(631,177)** |

*The accompanying notes are an integral part of these unaudited consolidated financial statements.

*(continued on next page)*

# Financial Statements

| Consolidated Statement of Cash Flows (unaudited) *(continued)* | For the Three Months Ended March 31, 2019 | | For the Three Months Ended March 31, 2018 | |
|---|---|---|---|---|
| **CASH FLOWS FROM FINANCING ACTIVITIES:** | | | | |
| Cash received from Limited Partner capital contributions | | 4,277,827 | | 1,109,450 |
| Cash paid for Limited Partner distributions | | (371,163) | | (181,062) |
| Cash paid for underwriting fees | | (332,717) | | (53,587) |
| Cash paid for offering costs | | (9,630) | | (13,048) |
| **Net Cash Provided By Financing Activities** | | **3,564,317** | | **861,753** |
| Net increase in cash and cash equivalents | | 4,204,018 | | 238,122 |
| Cash and cash equivalents, beginning of year | | 3,192,541 | | 2,036,337 |
| **Cash And Cash Equivalents, End Of Year** | **$** | **7,396,559** | **$** | **2,274,459** |
| **SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING, INVESTING AND FINANCING ACTIVITIES:** | | | | |
| Units issued as underwriting fee discount | $ | 85,620 | $ | 25,342 |
| Distributions payable to General Partner | $ | 4,145 | $ | 2,028 |
| Distributions payable to Limited Partners | $ | 44,165 | $ | 21,706 |
| Reclassification of investment in finance leases to equipment subject to operating leases | $ | 2,010,412 | $ | - |
| Other assets – equity receivable | $ | 1,638,459 | $ | - |

*The accompanying notes are an integral part of these unaudited consolidated financial statements.

# Forward Looking Statements

*Certain statements within this Quarterly Report on Form 10-Q may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact.*

*They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as "may," "will," "could," "anticipate," "believe," "estimate," "expect," "intend," "predict," "continue," "further," "seek," "plan," or "project" and variations of these words or comparable words or phrases of similar meaning.*

*These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.*

# Additional Information

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of the quarter or year, respectively. It contains financial statements, detailed sources and uses of cash, and explanatory notes. Please access these reports by:

Visiting: www.thearboretumgroup.com

***Or***

Visiting: www.sec.gov

**Administration:**

**Registered Office**
160 Greentree Drive, Suite 101
Dover, DE 19904

**Registered Agent**
National Registered Agents, Inc.

**Investment Manager**
Arboretum Investment Advisors, LLC
100 Arboretum Drive, Suite 105
Portsmouth, NH 03801

**Auditor**
Baker Tilly Virchow Krause, LLP
One Penn Plaza, Suite 3000
New York, NY 10119